Exhibit 99.1

Aspen Aerogels, Inc. Reports First Quarter 2021 Financial Results and Recent Business Developments

NORTHBOROUGH, Mass., April 29, 2021 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) today announced financial results for the first quarter of 2021, which ended March 31, 2021, and discussed recent business developments.

Total revenue for the first quarter was $28.1 million compared to $28.4 million in the first quarter last year. First quarter net loss was $6.3 million compared to a net loss of $3.2 million in the first quarter of 2020. Net loss per share for the first quarter was $0.22 compared to $0.13 in the first quarter last year.

Adjusted EBITDA for the first quarter was $(2.6) million compared to $0.5 million in the first quarter of 2020. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Q1 Business Developments

“Despite the ongoing unfavorable impact of COVID-19 in the subsea, refinery and petrochemical markets, our first quarter revenue decline was limited to 1% due to strong demand in the global LNG market, led by shipments to the Arctic LNG and PTT LNG projects. Importantly, the pace of our e-mobility business development initiatives accelerated sharply during the quarter. Accordingly, we increased our investment in personnel, infrastructure and related activities in support of our thermal barrier and battery materials businesses during the quarter. These investments contributed to decreases in gross profit and Adjusted EBITDA and an increase in net loss versus 2020,” stated Don Young, President and CEO of Aspen.

“We are now working with more than twenty manufacturers of batteries, battery systems and electric vehicles globally. Our newly formed Advanced Thermal Barrier organization is fully engaged in providing prospective customers with PyroThinTM samples and data, designing and producing thermal barrier prototypes to customer specifications, responding to thermal barrier RFQs, developing an automated thermal barrier fabrication capability and producing thermal barriers for our major U.S. automotive customer,” continued Mr. Young, “In addition, a growing number of battery and electric vehicle manufacturers are assessing our proprietary carbon aerogel materials for use in lithium-ion batteries of electric vehicles. We are working hard to keep pace with their demand for evaluation samples of our battery materials for testing in large-scale battery prototypes.”

“We are also making good progress with our plan to construct a second manufacturing facility to expand our silica aerogel blanket capacity by the end of 2023. During the first quarter, our dedicated team worked to determine the appropriate capacity for the second plant, to select an optimal manufacturing site and to create conceptual engineering designs for the facility,” continued Mr. Young.

2021 Strategic Investment Program

“We have decided to increase our investment levels during the remainder of 2021 to take advantage of our rapidly growing e-mobility opportunities. This planned investment includes $10.0 million in additional expense this year to enhance the technical, commercial and operational teams and associated resources supporting our thermal barrier and battery materials businesses. We also plan to increase capital expenditures by $18.0 million in 2021 to construct our Advanced Thermal Barrier Center, to expand our battery materials production, fabrication and testing facilities, and to complete the initial engineering designs for our second silica aerogel manufacturing plant,” continued Mr. Young, “We will announce additional details of this strategic investment program and associated financing arrangements as our planning efforts progress during the year.”

2021 Financial Outlook

Aspen updates its 2021 full year outlook as follows:

•	Total revenue is expected to range between $103.0 million and $111.0 million
•	Net loss is expected to range between $28.3 million and $31.9 million
•	Adjusted EBITDA is expected to range between $(15.2) million and $(18.8) million
•	Net loss per share is expected to range between $1.01 and $1.14

Our 2021 outlook assumes depreciation and amortization of $8.9 million, stock-based compensation expense of $4.0 million, interest expense of $0.2 million, and weighted average shares outstanding of 28.0 million for the full year.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2021 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2021, including those related to the planned capacity expansion and strategic investment program, that could cause actual results to vary materially from this outlook.

Conference Call Notification

A conference call with Aspen management to discuss first quarter 2021 results and recent business developments will be held at 5:00 pm ET on April 29, 2021. During the call, management will respond to questions concerning, but not limited to, Aspen’s financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen’s website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-968-2230 (toll free, U.S. & Canada only) or +1 778-560-2694 (international) and reference passcode “3437068” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on Aspen’s website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen’s website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability. The company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen’s PyroThinTM products enable solutions to thermal runaway challenges within the electric vehicle market. The company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2021 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2021 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about revenue, costs, expenses, profitability, gross profit, gross margin, net loss, Adjusted EBITDA and related decreases, improvements, timing, variability or trends; beliefs about the general strength, weakness or health of Aspen’s business; beliefs about current or future trends in the energy, energy infrastructure, building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; beliefs about the impact of Aspen’s cost and expense reduction initiatives; beliefs about Aspen’s initiatives to enhance manufacturing productivity; beliefs about the strength, effectiveness, productivity and fundamentals of Aspen’s business; beliefs about the COVID-19 pandemic and its impact on Aspen’s operating performance; beliefs about Aspen’s strategic initiatives and implementation; beliefs about Aspen’s investments in the electric vehicle market and aerogel technology platform; beliefs about the potential to develop new, high-value market opportunities from Aspen’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships; beliefs about the role of Aspen’s technology and opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s e-mobility opportunities, including the EV thermal barrier business; beliefs about the performance of PyroThinTM including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThinTM; beliefs about Aspen’s automated thermal barrier fabrication capability; beliefs about the Aspen’s need to expand silica aerogel blanket manufacturing capacity including the timing, size and location of any such expansion; beliefs about the construction of Aspen’s Advanced Thermal Barrier Center; beliefs about the expansion of Aspen’s battery materials facilities; beliefs about Aspen’s 2021 strategic investment program, including program costs and expenses; beliefs about the sufficiency of Aspen’s financial resources and liquidity; beliefs about Aspen’s ability to raise the capital required to fund expansions of manufacturing capacity; beliefs about Aspen’s ability to execute its strategy; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the energy, energy infrastructure, building materials, EV thermal barrier, EV battery materials or other markets due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; any failure of Aspen or PyroThinTM to meet contractual specifications and requirements under contracts with EV thermal barrier customers; Aspen’s inability to create new product, customer or market opportunities, including for PyroThinTM or for new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located, including due to the coronavirus pandemic, COVID-19 or any other factor, any inability to expand manufacturing capacity in a second manufacturing facility or to establish an automated thermal barrier fabrication operation; the failure to receive all regulatory or other approvals required to operate, maintain or expand our facilities; any failure of demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission (“SEC”) on March 12, 2021, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$17,219	$16,496
Accounts receivable, net	20,668	15,698
Inventories	10,847	13,099
Prepaid expenses and other current assets	1,152	1,830
Total current assets	49,886	47,123
Property, plant and equipment, net	45,747	46,739
Operating lease right-of-use assets	4,109	3,478
Other long-term assets	132	84
Total assets	$99,874	$97,424
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,968	$5,351
Accrued expenses	5,306	3,884
Current portion of long-term debt	2,854	1,609
Current portion of prepayment liability	4,562	—
Deferred revenue	2,061	2,037
Operating lease liabilities	1,152	1,046
Total current liabilities	22,903	13,927
Prepayment liability	5,000	9,555
Long-term debt	817	2,059
Operating lease liabilities long-term	4,077	3,597
Other long-term liabilities	434	434
Total liabilities	33,231	29,572
Stockholders’ equity:
Total stockholders’ equity	66,643	67,852
Total liabilities and stockholders’ equity	$99,874	$97,424

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenue:
Product	$28,056	$28,307
Research services	41	112
Total revenue	28,097	28,419
Cost of revenue:
Product	24,129	22,399
Research services	12	40
Gross profit	3,956	5,980
Operating expenses:
Research and development	2,442	2,227
Sales and marketing	3,301	3,324
General and administrative	4,388	3,515
Total operating expenses	10,131	9,066
Loss from operations	(6,175)	(3,086)
Interest expense, net	(75)	(83)
Total interest expense, net	(75)	(83)
Net loss	$(6,250)	$(3,169)
Net loss per share:
Basic and diluted	$(0.22)	$(0.13)
Weighted-average common shares outstanding:
Basic and diluted	27,983,470	25,194,292

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended
	March 31,
	2021	2020
	(In thousands)

Product shipments in square feet	8,644	8,165

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
	2021	2020
	(In thousands)
Net loss	$(6,250)	$(3,169)
Depreciation and amortization	2,638	2,563
Stock-based compensation	976	992
Interest expense, net	75	83
Adjusted EBITDA	$(2,561)	$469

For the 2021 full year financial outlook:

	Year Ending
	December 31, 2021
	Low	High
	(In thousands)
Net loss	$(31,900)	$(28,300)
Depreciation and amortization	8,900	8,900
Stock-based compensation	4,000	4,000
Interest expense, net	200	200
Adjusted EBITDA	$(18,800)	$(15,200)